Exhibit 99.1
NGM Bio Provides Recent Business Highlights and Reports Fourth Quarter and Full Year 2023 Financial Results

•Enrollment ongoing for patients with microsatellite stability (MSS) colorectal cancer (CRC) in Phase1/2 trial of NGM707, a dual ILT2/ILT4 antagonist antibody product candidate, in combination with KEYTRUDA® (pembrolizumab) with expected completion of enrollment in the second quarter of 2024
•Announced ongoing toxicology activities intended to support initiation of a potential proof-of-concept study of NGM120, a GDF15/GFRAL antagonist, for the treatment of hyperemesis gravidarum (HG) by the end of 2024
•Ongoing discussions with regulators on the design of a potential registrational trial of aldafermin, an engineered FGF19 analog, for the treatment of primary sclerosing cholangitis (PSC), a rare liver disease, using surrogate endpoints
•Reported $144.2 million in cash, cash equivalents and marketable securities as of December 31, 2023
•On February 26, 2024, announced that it had entered into the Agreement and Plan of Merger with Atlas Neon Parent, Inc., and Atlas Neon Merger Sub, Inc.
South San Francisco, CA, March 11, 2024 – NGM Biopharmaceuticals, Inc. (NGM Bio) (Nasdaq: NGM), a biotechnology company focused on discovering and developing transformative therapeutics for patients, today provided recent business highlights and reported financial results for the fourth quarter and full year ended December 31, 2023.
“In 2023, we made significant progress in patient enrollment in trials of our solid tumor drug candidates. Most notably, we are encouraged by the signals of activity observed in our NGM707 Phase 1b trial, particularly among MSS CRC patients whose lesions are typically unresponsive to immuno-checkpoint therapies. We also made progress in our discussions with the FDA regarding the design of a potential registrational Phase 2 study of aldafermin in PSC using a primary endpoint composed of surrogate biomarkers of PSC progression and obtained orphan drug designation from the agency for aldafermin for the treatment of PSC,” said David J. Woodhouse, Ph.D., Chief Executive Officer at NGM Bio. “In 2024, we are focused on completing patient enrollment for NGM707 with a potential interim Phase 1b trial readout in the middle of the year, initiating a potential Phase 2 proof-of-concept trial of NGM120 in HG by the end of 2024, and, provided we have the financial resources and agreement on trial design, initiating a registrational Phase 2 trial of aldafermin in PSC patients. Our priority remains to seek licensing and other business development partners across all our wholly-owned product candidates and to allocate our resources to the programs that we believe have the greatest potential both in the near- and long-term.”
Key Fourth Quarter and Recent Highlights
Solid Tumor Oncology
•Disclosed in January 2024 encouraging findings in a Phase 1 Part 1b cohort of the ongoing Phase 1/2 trial evaluating NGM707 in combination with pembrolizumab for the treatment of patients with advanced or metastatic solid tumors, including MSS CRC patients. 46 patients were enrolled as of the November 6, 2023 data-cutoff and, of the 37 response-evaluable patients (those completing at least one on-treatment scan), there were four confirmed partial responses across multiple indications, including one pathological complete response, and 12 patients with stable disease (11% overall response rate and 43% disease control rate). The combination of NGM707 and pembrolizumab was generally well-tolerated at all four doses (200, 600, 1200, 1800 mg) of NGM707. The maximum tolerated dose was not reached. NGM Bio expects to complete enrollment in the Phase 1 Part 1b cohort in the second quarter of 2024 and anticipates providing an update in mid-2024 on the fully enrolled cohort and subsequent next steps, including, provided sufficient financial resources, the potential for additional cohorts, which NGM Bio expects will include MSS CRC patients.

•Completed enrollment in the Phase 1 Part 1b cohorts of the Phase 1/1b trials evaluating NGM831, an ILT3 antagonist antibody product candidate, and NGM438, a LAIR1 antagonist antibody product candidate, in combination with pembrolizumab in patients with advanced solid tumors. NGM831 and NGM438, alone and in combination with pembrolizumab, have been generally well-tolerated and there have been no dose limiting toxicities noted to date.
•Initiated an ongoing Phase 1, Part 1c dose finding cohort evaluating the triplet combination of NGM831, NGM438 and pembrolizumab. This cohort is anticipated to complete enrollment in the first half of 2024.
Hyperemesis Gravidarum
•Announced in January 2024 potential development of NGM120 for the treatment of HG. NGM120, a GFRAL antagonist antibody, is designed to block GDF15 signaling, the central cause of HG and, thereby, may potentially have therapeutic benefit for treating pregnant women suffering from HG. HG is a rare, serious condition that affects approximately 100,000 – 150,000 women in the United States each year during pregnancy and is characterized by intractable nausea and vomiting, which then results in dehydration, weight loss and malnutrition. HG has a significant physical and psychosocial impact on patients and leads to overall higher rates of fetal loss, preeclampsia, preterm birth, low birth weight and fetal malnutrition. HG is the second leading cause of hospitalization in pregnancy (second to preterm labor) and typically recurs in subsequent pregnancies. There are currently no FDA-approved therapies for this condition. Research1 has shown that GDF15 levels increase steadily in early pregnancy and, on average, are higher in women who experience nausea and vomiting in pregnancy and HG. The research also indicated that women with GDF15 genetic variants associated with lower levels of GDF15 in a non-pregnant state are predisposed to HG.
•NGM Bio’s goal is to initiate a Phase 2 proof-of-concept study of NGM120 for the treatment of HG by the end of 2024. NGM Bio is in the process of producing a toxicology package to submit to regulatory authorities in Australia or the United Kingdom that we hope will support initiation of the trial.
Aldafermin
•Presented positive Phase 2b results from the ALPINE 4 trial of aldafermin in compensated cirrhosis (F4) due to NASH at AASLD The Liver Meeting in November 2023.
•In January 2024, announced U.S. Food and Drug Administration (FDA) granted orphan drug designation to aldafermin, an engineered FGF19 analog, for the treatment of PSC.
•NGM Bio plans to further develop aldafermin for the treatment of PSC, a rare liver disease that irreparably damages the bile ducts, leading to bile acid dysregulation, which, ultimately, results in serious liver damage. There are currently no FDA-approved therapies for PSC. NGM Bio is continuing discussions with the FDA regarding the design of a potential registrational trial of aldafermin in PSC, including on the proposed utilization of a primary endpoint composed of surrogate biomarkers with the goal of obtaining accelerated approval from the FDA. NGM Bio plans to continue working towards the goal of initiating a potential registrational trial contingent upon further discussion with the FDA on trial design and obtaining the additional capital necessary to conduct the study.
Corporate
•On February 26, 2024, NGM Bio announced that it had entered into the Agreement and Plan of Merger (Merger Agreement) with Atlas Neon Parent, Inc. (Parent) and Atlas Neon Merger Sub, Inc., a wholly-owned subsidiary of Parent (Merger Sub). The Merger Agreement provides for, among other things, (i) the acquisition of NGM Bio by Parent through a cash tender offer (the Offer) by Merger Sub for each issued and outstanding share of NGM Bio’s common stock (other than certain rollover shares) for $1.55 per share (the Offer Price), and (ii) the merger of Merger Sub with and into NGM Bio (the Merger), with NGM Bio surviving the Merger as a privately held company. Subject to the terms of the Merger Agreement, the Offer Price will be paid subject to any applicable tax withholding and without interest. Pursuant to the Merger Agreement, on March 8, 2024, Parent commenced the Offer. Additional details can be found in NGM Bio’s recent filings with the United States Securities and Exchange Commission (SEC).
•NGM Bio anticipates that the Offer and the Merger contemplated under the Merger Agreement will be consummated in the second quarter of 2024. However, closing of the Merger is subject to customary closing conditions, and there can be no assurance that the Offer and the Merger contemplated by the

Merger Agreement will be completed. If the Merger is effected, NGM Bio’s common stock will be delisted from The Nasdaq Stock Market LLC and NGM Bio will be privately held.
Fourth Quarter and Full Year 2023 Financial Results
•NGM Bio reported a net loss of $27.7 million and $142.4 million for the quarter and year ended December 31, 2023, respectively, compared to a net loss of $36.4 million and $162.7 million for the same periods in 2022.
•Related party revenue from the collaboration with Merck Sharp & Dohme LLC, or Merck, was $0.2 million and $4.4 million for the quarter and year ended December 31, 2023, respectively, compared to $18.2 million and $55.3 million for the same periods in 2022. The collaboration with Merck ends on March 31, 2024.
•Research and development expenses were $21.9 million and $118.0 million for the quarter and year ended December 31, 2023, respectively, compared to $46.7 million and $181.1 million for the same periods in 2022.
•General and administrative expenses were $7.9 million and $37.8 million for the quarter and year ended December 31, 2023, respectively, compared to $9.8 million and $40.5 million for the same periods in 2022.
•Cash, cash equivalents and short-term marketable securities were $144.2 million as of December 31, 2023.
About NGM Biopharmaceuticals, Inc.
NGM Bio is focused on discovering and developing novel, life-changing medicines for people whose health and lives have been disrupted by disease. The company’s biology-centric drug discovery approach aims to seamlessly integrate interrogation of complex disease-associated biology and protein engineering expertise to unlock proprietary insights that are leveraged to generate promising product candidates and enable their rapid advancement into proof-of-concept studies. As explorers on the frontier of life-changing science, NGM Bio aspires to operate one of the most productive research and development engines in the biopharmaceutical industry. All therapeutic candidates in the NGM Bio pipeline have been generated by its in-house discovery engine, always led by biology and motivated by unmet patient need. Visit us at www.ngmbio.com for more information.
KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.
Abbreviations (in Alphabetical Order)
F4=fibrosis stage 4; FGF19=fibroblast growth factor 19; GDF15=growth differentiation factor 15; GFRAL=glial cell-derived neurotrophic factor receptor alpha-like; HG=hyperemesis gravidarum; NASH=nonalcoholic steatohepatitis; ILT2=immunoglobin-like transcript 2; ILT3=immunoglobin-like transcript 3; ILT4=immunoglobin-like transcript 4; LAIR1=leukocyte-associated immunoglobulin-like receptor 1
Forward Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “encouraged”, “will,” “could,” “expect,” “expected,” “promising,” “aspires,” “aims,” “hope” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to: the therapeutic potential of NGM Bio’s product candidates; NGM Bio’s continued pipeline development, including identification and engagement of third-party partners for potential future business development arrangements, or the BD Arrangements, across all NGM Bio’s wholly-owned product candidates and to allocate its resources to the programs that it believes have the greatest potential both in the near- and long-term and; research and development and discovery engine output; the expected timing of completion of enrollment of NGM Bio’s ongoing Phase 1 Part 1b cohort of the Phase1/2 trial of NGM707 in combination with KEYTRUDA® (pembrolizumab) and timing of anticipated updates on the completed cohort and subsequent next steps, including the potential for additional cohorts; timing of the potential start of NGM120 in a proof-of-concept study for the treatment of HG; the design and initiation of a potential registrational trial for aldafermin for the treatment of PSC using surrogate endpoints; timing of completion of enrollment of NGM Bio’s ongoing Phase 1, Part 1c dose finding cohort evaluating the triplet combination of NGM831, NGM438 and pembrolizumab; the potential therapeutic benefit of NGM120 for treating pregnant women suffering from HG; the ability of NGM Bio and Atlas Neon Parent, Inc., a Delaware corporation (Parent), and Atlas Neon Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (together with Parent, the Purchaser) to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transactions, NGM Bio’s and Purchaser’s beliefs and expectations and statements about the benefits sought to be achieved by Purchaser’s proposed acquisition of NGM Bio, the possibility of any termination of the Merger Agreement, estimates relating to NGM Bio’s past, current or future financial condition; and other statements that are not historical fact. Because such statements deal with future events and are based on NGM Bio’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of NGM Bio could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to failure or delays in successfully initiating, enrolling, reporting data from or completing clinical studies, as well as the risks that results obtained in preclinical or clinical trials to date may not be indicative of results obtained in future trials; the lack of regulatory clarity regarding acceptable surrogate endpoints for PSC and related development uncertainty; the vulnerable patient population experiencing HG and risks associated with clinical trials on such patient population; uncertainties inherent in the preclinical development process of NGM120 in HG, including that NGM120 in HG may never reach clinical development; NGM Bio’s ability to identify, attract and engage third-party partners for BD Arrangements for its wholly-owned programs; the time-consuming and uncertain regulatory approval process; NGM Bio’s reliance on third-party manufacturers for its product candidates and the risks inherent in manufacturing and testing pharmaceutical products; the sufficiency of NGM Bio’s cash resources and expected cash runway, including the risk that NGM Bio could utilize its available capital resources sooner than it currently expects and its need for additional capital; macroeconomic conditions (such as the impacts of global geopolitical conflict, global economic slowdown, increased inflation, rising interest rates and recent and potential future bank failures); the timing of the Offer and the subsequent Merger; uncertainties as to how many of the unaffiliated stockholders will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer and the subsequent Merger may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require NGM Bio to pay a termination fee; the effects of disruption from the transactions contemplated by the Merger Agreement; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and other risks and uncertainties affecting NGM Bio and its development programs, including those discussed in the section titled “Risk Factors” in NGM Bio’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 2, 2023 and future filings and reports that NGM Bio makes from time to time with the SEC. Except as required by law, NGM Bio assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Contact: ir@ngmbio.com	Media Contact: media@ngmbio.com
1 Fejzo, M., Rocha, N., Cimino, I. et al. GDF15 linked to maternal risk of nausea and vomiting during pregnancy. Nature (2023). https://doi.org/10.1038/s41586-023-06921-9

NGM BIOPHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022*
Related party revenue	$165	$18,181	$4,417	$55,333
Operating expenses:
Research and development	21,890	46,722	118,040	181,067
General and administrative	7,938	9,756	37,840	40,515
Total operating expenses	29,828	56,478	155,880	221,582
Loss from operations	(29,663)	(38,297)	(151,463)	(166,249)
Interest income, net	2,041	2,030	9,322	3,714
Other expense, net	(48)	(170)	(234)	(132)
Net loss	$(27,670)	$(36,437)	$(142,375)	$(162,667)
Net loss per share, basic and diluted	$(0.33)	$(0.45)	$(1.73)	$(2.03)
Weighted average shares used to compute net loss per share, basic and diluted	82,803	81,787	82,496	79,950

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    * Derived from the audited consolidated financial statements.

NGM BIOPHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2023	December 31, 2022*
ASSETS
Current assets:
Cash and cash equivalents	$55,816	$73,456
Short-term marketable securities	88,369	198,036
Related party receivable from collaboration	58	7,580
Prepaid expenses and other current assets	9,202	9,787
Restricted cash	2,999	—
Total current assets	156,444	288,859
Property and equipment, net	7,033	8,496
Operating lease right-of-use asset	—	2,096
Restricted cash	2,455	3,954
Other non-current assets	2,936	3,997
Total assets	$168,868	$307,402
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,982	$8,453
Accrued liabilities	17,099	33,638
Operating lease liability, current	—	5,385
Contract liabilities	—	366
Total current liabilities	20,081	47,842
Other non-current liabilities	149	—
Total liabilities	20,230	47,842
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	83	82
Additional paid-in capital	872,545	841,413
Accumulated other comprehensive income (loss)	18	(302)
Accumulated deficit	(724,008)	(581,633)
Total stockholders' equity	148,638	259,560
Total liabilities and stockholders' equity	$168,868	$307,402
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    * Derived from the audited consolidated financial statements.